Exhibit 99.1

Wellgistics Health Announces Executive Management and Board Changes

TAMPA, FL, October 13, 2025 — Wellgistics Health, Inc. (“Wellgistics” or the “Company”) (NASDAQ:WGRX), a leader in next-generation pharmaceutical distribution, digital prescription routing, and AI-powered hub fulfillment, today announced the re-appointment of Prashant Patel, RPh as President, Interim-CEO and Member of the Board of Directors. Mr. Patel had resigned from the positions of President & Member of the Board of Directors in August 2025.

The Company also appointed Mr. Eric Sherb as Interim-CFO and appointed Mr. Donald Fell, Mr. Steven D. Lee, and Mr. Howard Doss to the Board of Directors. Mr. Fell will serve on the Nominating Committee and Compensation Committee, Mr. Lee will serve on the Ethics Committee, and Mr. Doss will serve as Chairman on the Audit Committee. Concurrent with this announcement, the Company announced the departures of CEO Brian Norton, CFO Mark DiSiena, and COO Tony Madsen from executive management. Ms. Rebecca Shanahan and Mr. Michael Peterson also departed the Board of the Directors.

Mr. Patel previously served as a Director, Chief Strategy Officer and Vice Chairman of the Board of Directors Wellgistics from 2023 until August 8, 2025. Mr. Patel also previously served on the board of Scienture from its acquisition of TRxADE Group, Inc., a Nevada corporation from 2014 until 2025. He is an entrepreneur and a registered Pharmacist with experience in multiple aspects of the pharmaceutical supply chain. He founded several starts ups, including a Retail/Community Pharmacy before expanding into pharmaceuticals distribution and sales, focusing on pharmaceutical disposal and reverse distribution. He has also been a consultant to several return logistics pharmaceutical companies over the years.

Mr. Sherb is a Certified Public Accountant with 16 years of experience in accounting advisory, auditing, and mergers and acquisitions, including capital markets experience with IPOs, direct listings, registration statement filings, and ongoing SEC and PCAOB compliance. He has served as CFO for several NASDAQ and OTC clients, including, most recently, Scienture Holdings (NASDAQ: SCNX), a specialty products pharmaceutical company. He began his career at PricewaterhouseCoopers and subsequently served as Audit Manager at RBSM LLP, and Senior Manager at CFGI. Since 2018, he has been a founder and owner of EMS Consulting Services, LLC, a company assisting Emergency Medical Services agencies.

“We’d like thank Brian and his team for directing the Company towards greater transparency via blockchain enabled technology and new ways to create efficiencies for pharmacies and patients,” said Wellgistics Health Chairman Suren Ajjarapu, RPh. “As we focus our execution strategy to fit our capital position, we are excited to see Mr. Prashant Patel, a trained pharmacist who has spent decades optimizing how independent pharmacies operate, return to Wellgistics to rationalize our portfolio and deliver on the verticals that will allow us to scale as rapidly.

“With the emerging disintermediation of the biopharmaceutical supply chain – including the ability of direct sales to consumers - such as TrumpRx.com - the independent pharmacy is going to become the only healthcare professional really engaging with consumers, especially in rural areas,” said Prashan Patel, RPh, President, Interim-CEO and Member of the Board of Directors of Wellgistics Health. “I intend to streamline and focus the operations to drive new unique revenue opportunities for pharmacies that will allow us to capture more revenue and more data that will help us build our pharmacy artificial intelligence strategy.”

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ:WGRX) delivers medications from manufacturer to patient-faster, smarter, and more affordably. Its integrated platform connects 6,500+ pharmacies and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment. As a PBM-agnostic alternative, Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in U.S. healthcare.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When Wellgistics Health uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. These forward-looking statements include, without limitation, statements regarding Wellgistics Health’s strategy and descriptions of its future operations, prospects, and plans. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially. Additional factors are discussed in Wellgistics Health’s filings with the SEC, available at www.sec.gov.

Media & Investor Contact

Media:

media@wellgisticshealth.com

Investor Relations:

IR@wellgisticshealth.com

Investor Relations Contact

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, NY 10036

Office: (646) 893-5835

Email: info@skylineccg.com